PRICING SUPPLEMENT NO. 11                                         Rule 424(b)(3)
DATED: February 11, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$50,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
February 17, 1998               [_]                        [_]


Maturity Date:
February 17, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
-------------            --------                -------            --------

N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  N/A

 Spread (plus or minus): +0.125%
---------------------------------------


NYFS04...:\25\22625\0123\2041\SSS2128T.080

*     The 17th of each month.

**    The 17th of each month.

***   5.75%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.











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